Exhibit 99.1

REGENT SEVEN SEAS CRUISES REPORTS RESULTS

FOR FIRST QUARTER 2012:

REVENUE GROWTH OF 15.5 PERCENT AND NET YIELD GROWTH OF 5.2 PERCENT

MIAMI, May 15, 2012 – Regent Seven Seas Cruises (Seven Seas Cruises S. DE R.L. or the “Company”) today reported results for the first quarter ended March 31, 2012.

Revenue for the first quarter of 2012 was up 15.5 percent reaching a record amount for the first quarter of $119.9 million, compared to $103.8 million in the first quarter of 2011. Adjusted EBITDA was $17.7 million for the first quarter of 2012, compared to $16.9 million for the first quarter of 2011. Net Yield for the first quarter of 2012 was up 5.2 percent driven by higher occupancy of 4.7 percentage points. In the first quarter of 2012, we had a 1.1 percent increase in capacity over the first quarter of 2011. Net income was $0.4 million for the first quarter of 2012 compared to net income of $1.5 million for the first quarter of 2011.

Commenting on the first quarter results, the Company’s Chairman and CEO, Frank Del Rio, stated, “We are exceptionally pleased by the performance of the brand with record revenue, occupancy, Net Yield and Adjusted EBITDA for the first quarter, which is a reflection of our focus on providing an extraordinary experience for our guests and travel agency partners and the fulfillment of our brand promise. We were delighted to be honored with the “Platinum Circle” award by Condé Nast Traveler in addition to being ranked the #1 cruise line for Honeymoons by Brides Magazine.”

Other key operating metrics for the first quarter of 2012 compared to the prior year are as follows:

•

Net Cruise Cost, excluding Fuel and Other expense, per APCD increased 1.9 percent, to $286 in 2012 compared to $281 in 2011, primarily due to increased hotel services costs driven by an increase in PDS of 6.6 percent.

•

Fuel expense increased 17.0 percent, or $1.8 million, reflecting higher prices. Our economic hedging strategy was able to partially offset this increase, as we recognized a $1.2 million cash benefit on executed fuel hedge contracts during the quarter that offset 66.7 percent of the price increase. The realized gain of fuel derivatives was recorded in other income (expense) as these instruments do not qualify for hedge accounting.

•	Other expense increased $0.2 million.

About Regent Seven Seas Cruises

Regent Seven Seas Cruises is the world’s most inclusive luxury cruise line. Fares include all-suite accommodations, round-trip air, highly personalized service, acclaimed cuisine, fine wines and spirits, sightseeing excursions in every port, a pre-cruise luxury hotel package and gratuities. Three award-winning, all-suite vessels, Seven Seas Mariner, Seven Seas Voyager, and Seven Seas Navigator, are among the most spacious at sea and visit more than 300 destinations around the globe.

About Prestige Cruise Holdings

Prestige Cruise Holdings (PCH) is the parent company of Oceania Cruises and Regent Seven Seas Cruises. PCH manages select assets in Apollo Management’s cruise investment portfolio and is led by Chairman & CEO Frank J. Del Rio and President & COO Kunal S. Kamlani. PCH is the market leader in the upper-premium and luxury segments of the cruise industry with over 6,400 berths between the Oceania Cruises and Regent Seven Seas Cruises brands.

Investor Relations Contact	Media Contact

Jason Worth	Gary Gerbino
Senior Director, Investor Relations	Vice President, Corporate Communications
305-514-2245	305-514-3912

jworth@prestigecruiseholdings.com	ggerbino@prestigecruiseholdings.com

Terminology

Adjusted EBITDA is EBITDA plus certain non-cash or non-recurring expenses and charges as well as the impact of settled fuel hedges.

Available Passenger Cruise Days (“APCD”) is our measurement of capacity and represents double occupancy per cabin multiplied by the number of cruise days for the period.

EBITDA is net income (loss) excluding depreciation and amortization, net interest expense, and income tax benefit (expense).

Gross Cruise Cost represents the sum of total cruise operating expense plus selling and administrative expense.

Gross Yield represents total revenue per APCD.

Net Cruise Cost represents Gross Cruise Cost excluding commissions, transportation and other expense, and onboard and other expense.

Net Per Diem represents Net Revenue divided by Passenger Days Sold.

Net Revenue represents total revenue less commissions, transportation and other expense and onboard and other expense.

Net Yield represents Net Revenue per APCD.

Occupancy is calculated by dividing Passenger Days Sold by APCD.

Passenger Days Sold (“PDS”) represents the number of revenue passengers carried for the period multiplied by the number of days within the period of their respective cruises.

Non-GAAP Financial Measures

We use certain non-GAAP financial measures, such as EBITDA, Adjusted EBITDA, Net Revenue, Net Per Diem, and Net Cruise Cost to enable us to analyze our performance. We utilize these financial measures to manage our business on a day-to-day basis and we believe that they are the most relevant measure of our performance, and some of these measures are commonly used in the cruise industry to measure performance. Our use of non-GAAP financial measures may not be comparable to other companies within our industry.

Other cruise lines use Net Yield to manage their business which is a similar measurement that divides Net Revenue by APCD instead of PDS. The distinction is significant as other cruise companies focus more on potential onboard sales resulting in a bias to fill each bed to maximize onboard revenue, at the expense of passenger ticket revenue. Conversely, as our product is substantially all inclusive, we derive nearly all of our revenue from passenger ticket revenue. Hence it is far more important for us to maintain a pricing discipline focusing on passenger ticket revenue rather than to discount cruises in order to achieve higher occupancy to drive potential onboard revenues. We believe that this pricing discipline drives our revenue performance, our relatively long booking window, and allows us to maintain a positive relationship with the travel agency community.

EBITDA is used by management to measure operating performance of the business. Management believes EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of our business, such as sales growth, operating costs, selling, general and administrative expenses and other operating income and expense. While EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast our business performance. This non-GAAP financial measure has certain material limitations, including:

•

It does not include net interest expense. As we have borrowed money for general corporate purposes, interest expense is a necessary element of our costs and ability to generate profits and cash flows; and

•

It does not include depreciation and amortization expense. As we use capital assets, depreciation and amortization are necessary elements of our costs and ability to generate profits and cash flows. Management compensates for these limitations by using EBITDA, as defined, as only one of several measures for evaluating our business performance. In addition, capital expenditures, which impact depreciation and amortization, net interest expense, and income tax benefit (expense), are reviewed separately by management.

Management believes EBITDA and Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of our financial performance and prospects for the future. Adjusted EBITDA is also used as a basis to calculate our adherence to certain debt covenant ratios. Certain covenants in our debt agreement are based on financial ratios that reference Adjusted EBITDA. Such covenants restrict our ability to incur or guarantee additional debt and make certain acquisitions in each case under certain circumstances and subject to various exceptions.

We believe that the inclusion of the supplemental adjustments applied in calculating Adjusted EBITDA for purposes of such ratios is appropriate to provide additional information to investors to assess our ability to take certain actions in the future, such as the incurrence of additional secured indebtedness. You are encouraged to evaluate the adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

EBITDA and Adjusted EBITDA are not defined terms under GAAP. Adjusted EBITDA differs from the term “EBITDA” as it is commonly used. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or measures comparable to net income as it does not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments, and it is subject to certain additional adjustments as permitted under our debt agreement. Our use of Adjusted EBITDA may not be comparable to other companies within our industry.

Please see a historical reconciliation of these financial measures to items in our consolidated financial statements below.

Forward-Looking Statements

This release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. All statements other than statements of historical facts, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects and objectives of management for future operations (including development plans and objectives relating to our activities), are forward-looking. Many, but not all, of these statements can be found by looking for terms like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “could,” “will,” “may,” “might,” “forecast,” “estimate,” “intend,” and “future” and for similar words. Forward-looking statements reflect management’s current expectations and do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance, or achievements to differ materially from the future results, performance, or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, our substantial leverage, including the inability to generate the necessary amount of cash to service our existing debt and the incurrence of substantial indebtedness in the future; continued availability under our credit facilities and compliance with our covenants; our ability to incur significantly more debt despite our substantial existing indebtedness; changes in the global credit markets on our ability to borrow and our counterparty credit risks; adverse economic conditions that may affect consumer demand for cruises such as declines in the securities and real estate markets, declines in disposable income and consumer confidence and higher unemployment rates; the risks associated with operating internationally; adverse events impacting the security of travel that may affect consumer demand for cruises; problems encountered at shipyards, as well as any potential claim, impairment, loss, cancellation or breach of contract in connection with any contracts we have with shipyards; emergency ship repairs, mechanical failures or accidents involving our ships and the impact of delays, costs and other factors resulting therefrom as well as scheduled maintenance, repairs and refurbishment of our ships; the total loss of one or more of our vessels as a result of a marine casualty; the impact of the spread of contagious diseases; the impact of weather and natural disasters; changes in interest rates, fuel costs, foreign currency rates or other operating costs; changes in regulations; accidents, criminal behavior and other incidents affecting the health, safety, security and vacation satisfaction of passengers and causing damage to ships, which could cause reputational harm, the modification of itineraries or cancellation of a cruise or series of cruises; intense competition from other cruise companies as well as non-cruise vacation alternatives which may affect our ability to compete effectively; the lack of acceptance of new itineraries, products or services by our targeted passengers; and the possibility of environmental liabilities and other damage that is not covered by insurance or that exceeds our insurance coverage. The above examples are not exhaustive. From time to time, new risks emerge and existing risks increase in relative importance to our operations. You should not place undue reliance on forward-looking statements as a prediction of actual results. Such forward-looking statements are based on our beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we will operate in the future. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based. In addition, certain financial measures in this release constitute non-GAAP financial measures as defined by Regulation G. A reconciliation of these items can be found attached hereto and on the Company’s web site at www.rssc.com/investors.

SEVEN SEAS CRUISES S. DE R.L.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands)

	Quarter Ended March 31,
	2012	2011
Revenue
Passenger ticket	$108,572	$93,269
Onboard and other	11,288	10,503

Total revenue	119,860	103,772

Cruise operating expense
Commissions, transportation and other	39,266	28,506
Onboard and other	2,256	1,644
Payroll, related and food	18,776	17,487
Fuel	12,113	10,349
Other ship operating	9,331	9,127
Other	1,280	1,040

Total cruise operating expense	83,022	68,153

Other operating expense
Selling and administrative	21,147	21,199
Depreciation and amortization	9,675	8,813

Total operating expense	113,844	98,165

Operating income	6,016	5,607

Non-operating income (expense)
Interest income	103	13
Interest expense	(8,085)	(8,018)
Other income	2,513	3,929

Total non-operating expense	(5,469)	(4,076)

Income before income taxes	547	1,531
Income tax expense	(189)	(58)

Net income	$358	$1,473

SEVEN SEAS CRUISES S. DE R.L.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	As of March 31, 2012	As of December 31, 2011
Assets
Current assets
Cash and cash equivalents	$79,779	$68,620
Restricted cash	538	743
Trade and other receivables, net	9,518	8,319
Related party receivables	2,832	748
Inventories	6,161	5,132
Prepaid expenses	19,657	19,149
Other current assets	5,361	4,165

Total current assets	123,846	106,876
Property and equipment, net	650,072	655,360
Goodwill	404,858	404,858
Intangible assets, net	85,479	86,120
Other long-term assets	29,740	30,576

Total assets	$1,293,995	$1,283,790

Liabilities and Members’ Equity
Current liabilities
Trade and other payables	$3,300	$5,752
Accrued expenses	43,705	41,782
Passenger deposits	171,085	159,312
Derivative liabilities	—	112
Current portion of long-term debt	6,250	—

Total current liabilities	224,340	206,958
Long-term debt	512,250	518,500
Other long-term liabilities	12,261	13,694

Total liabilities	748,851	739,152
Commitment and contingencies
Members’ equity
Contributed capital	563,513	563,365
Accumulated deficit	(18,369)	(18,727)

Total members’ equity	545,144	544,638

Total liabilities and members’ equity	$1,293,995	$1,283,790

SEVEN SEAS CRUISES S. DE R.L.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Quarter Ended March 31,
	2012	2011
Cash flows from operating activities
Net income	$358	$1,473
Adjustments:
Depreciation and amortization	9,675	8,813
Amortization of deferred financing costs	785	1,024
Stock-based compensation	148	307
Unrealized loss on derivative contracts	(1,262)	(2,571)
Other, net	113	17
Changes in operating assets and liabilities:
Trade and other accounts receivable	(3,283)	846
Prepaid expenses and other current assets	(513)	(2,116)
Inventories	(1,059)	(1,318)
Accounts payable and accrued expenses	477	(6,646)
Passenger deposits	12,480	18,186

Net cash provided by operating activities	17,919	18,015

Cash flows from investing activities
Purchases of property and equipment	(4,913)	(4,067)
Restricted cash	205	(760)
Acquisition of intangible assets	—	(4,245)

Net cash used in investing activities	(4,708)	(9,072)

Cash flows from financing activities
Debt related costs	(130)	(3)
Repayment of debt	—	(6,250)
Deferred intangible asset payment	(2,000)	—

Net cash used in financing activities	(2,130)	(6,253)

Effect of exchange rate changes on cash and cash equivalents	78	353

Net increase in cash and cash equivalents	11,159	3,043

Cash and cash equivalents
Beginning of period	68,620	37,258

End of period	$79,779	$40,301

SEVEN SEAS CRUISES S. DE R.L.

NON-GAAP RECONCILING INFORMATION

(unaudited)

The following table sets forth selected statistical information:

	Quarter Ended March 31,
	2012	2011
Passenger Days Sold	157,873	148,125
APCD	171,990	170,100
Occupancy	91.8%	87.1%

Adjusted EBITDA was calculated as follows (in thousands):

	Quarter Ended March 31,
	2012	2011
Net income	$358	$1,473
Interest income	(103)	(13)
Interest expense	8,085	8,018
Depreciation and amortization	9,675	8,813
Income tax expense, net	189	58
Other income	(2,513)	(3,929)
Equity-based compensation/transactions (a)	148	307
Non-recurring expenses (b)	397	944
Restructuring (c)	277	134
Fuel hedge gain (d)	1,232	1,131

ADJUSTED EBITDA	$17,745	$16,936

(a)	Equity-based compensation/transactions represent stock compensation expense in each period.
(b)	Non-recurring expenses represents the net impact of time out of service as a result of unplanned and non-recurring repairs to vessels; expenses associated with consolidating corporate headquarters; professional fees and other costs associated with raising capital through debt and equity offerings; certain litigation fees; and the fees paid to license the name “Regent” in the first quarter of 2011. In February 2011, we amended the Regent license agreement to perpetually license the “Regent” name; as such we will not incur any future license fees.
(c)	Restructuring charges represents non-recurring expenses associated with personnel changes, lease termination, and other corporate reorganizations to improve efficiencies.
(d)	Fuel hedge gain represents the realized gain on fuel hedges triggered by the settlement of the hedge.

SEVEN SEAS CRUISES S. DE R.L.

NON-GAAP RECONCILING INFORMATION

(unaudited)

Net Per Diem, Gross Yield and Net Yield were calculated as follows (in thousands, except Passenger Days Sold, APCD, Net Per Diem, and Yield data):

	Quarter Ended March 31,
	2012	2011
Passenger ticket revenue	$108,572	$93,269
Onboard and other revenue	11,288	10,503

Total revenue	119,860	103,772
Less:
Commissions, transportation and other expense	39,266	28,506
Onboard and other expense	2,256	1,644

Net Revenue	$78,338	$73,622

Passenger Days Sold	157,873	148,125
APCD	171,990	170,100
Net Per Diem	$496.21	$497.03
Gross Yield	696.90	610.06
Net Yield	455.48	432.82

Gross Cruise Cost and Net Cruise Cost were calculated as follows (in thousands, except APCD and cost per APCD):

	Quarter Ended March 31,
	2012	2011
Total cruise operating expense	$83,022	$68,153
Selling and administrative expense	21,147	21,199

Gross Cruise Cost	104,169	89,352
Less:
Commissions, transportation and other expense	39,266	28,506
Onboard and other expense	2,256	1,644

Net Cruise Cost	62,647	59,202
Less:
Fuel	12,113	10,349
Other expense	1,280	1,040

Net Cruise Cost, excluding Fuel and Other	$49,254	$47,813

APCD	171,990	170,100
Gross Cruise Cost per APCD	$605.67	$525.29
Net Cruise Cost per APCD	364.25	348.04
Net Cruise Cost, excluding Fuel and Other, per
APCD	286.38	281.09